Exhibit 23


INDEPENDENT AUDITORS' CONSENT


The Board of Directors
MATEC Corporation:


We consent to the incorporation by reference in Registration Statement No. 33-77554 of MATEC Corporation on Form S-8, as amended, of our reports dated February 26, 1999, appearing in and incorporated by reference in this Annual Report on Form 10-K of MATEC Corporation for the year ended December 31, 1998.


Deloitte & Touche LLP

Boston, Massachusetts
March 26, 1999


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